Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FRP Holdings, Inc.
Jacksonville, Florida
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333- 125099, 333-131475 and 333-216025) of FRP Holdings, Inc. of our report dated March 5, 2025, relating to the consolidated financial statements which appear in the Annual Report to Shareholders incorporated by reference herein.

Respectfully submitted,

Hancock Askew & Co., LLP

Jacksonville, Florida
March 5, 2025